SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 17, 2009
Date of report (Date of earliest event reported)
Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada State or Other Jurisdiction of Incorporation	0-7246 Commission File Number	95-2636730 IRS Employer Identification Number
1775 Sherman Street, Suite 3000, Denver, CO 80203
Address of Principal Executive Offices
303-860-5800
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
No Change
Former Name or Former Address, if Changed Since Last Report

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-5.1
EX-99.1

Item 8.01. Other Events
On August 17, 2009, Petroleum Development Corporation (the “Company”) issued a press release announcing that it closed its public offering of 4,312,500 shares of common stock (the “Closing”), including 562,500 shares issued upon full exercise of underwriters’ over-allotment option, at a price to the public of $12.00 per share. The offering was underwritten by J.P. Morgan Securities Inc. (“J.P. Morgan”), pursuant to the Underwriting Agreement by and between the Company and J.P. Morgan, as representative of the several underwriters named in Schedule 1 of the Underwriting Agreement, dated August 11, 2009, as previously reported in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 12, 2009. The Closing took place on August 17, 2009.
The offering was made pursuant to an effective shelf Registration Statement on Form S-3 the Company filed with the U.S. Securities and Exchange Commission on November 26, 2008 and declared effective on January 30, 2009 (File No. 333-155745). A prospectus supplement relating to the offering has been filed with the U.S. Securities and Exchange Commission. A copy of the opinion of Duane Morris LLP relating to the legality of the issuance and sale of securities in the offering is attached hereto as Exhibit 5.1.
The Company’s press release is filed as Exhibit 99.1 to this report. Information included in this report, and in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in the filing.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
No.	Description
5.1	Opinion of Duane Morris LLP

23.1	Consent of Duane Morris LLP (contained in Exhibit 5.1 hereto)

99.1	PRESS RELEASE
Petroleum Development Corporation Closes Public Offering of 4,312,500 Shares of Common Stock

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PETROLEUM DEVELOPMENT CORPORATION

Date:	August 17, 2009

By:	/s/ Gysle R. Shellum

Gysle R. Shellum
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
5.1	Opinion of Duane Morris LLP

23.1	Consent of Duane Morris LLP (contained in Exhibit 5.1 hereto)

99.1	PRESS RELEASE
Petroleum Development Corporation Closes Public Offering of 4,312,500 Shares of Common Stock